UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2020

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ, 85251

(Address of principal executive offices) (Zip Code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 17, 2020, Taylor Morrison Home Corporation (“Taylor Morrison”) announced that its subsidiary, Taylor Morrison Communities, Inc. (“TMCI”), has extended the expiration date for its previously announced offers to exchange (the “Exchange Offers”) any and all outstanding senior notes (the “William Lyon Notes”) of three series issued by William Lyon Homes, Inc. (“William Lyon”) for up to $1.09 billion aggregate principal amount of new notes to be issued by TMCI (the “Taylor Morrison Notes”) to 12:01 a.m., New York City time, on January 28, 2020 (as the same may be further extended, the “Expiration Date”). All other terms of the Exchange Offers and the related letter of transmittal remain unchanged.

William Lyon is a direct subsidiary of William Lyon Homes (NYSE: WLH) (“Lyon Parent”). As previously disclosed, Taylor Morrison and Lyon Parent have entered into an Agreement and Plan of Merger that provides for a subsidiary of Taylor Morrison to merge with and into Lyon Parent, with Lyon Parent surviving as a wholly owned subsidiary of Taylor Morrison (the “Merger”).

The Exchange Offers are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 5, 2019 (as supplemented from time to time, the “Offering Memorandum”) and the related letter of transmittal in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”), and are conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI.

A copy of the press release issued by Taylor Morrison is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Neither the press release filed herewith nor this Current Report on Form 8-K constitutes an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Taylor Morrison Notes have not been registered with the Securities and Exchange Commission under the Securities Act or any state or foreign securities laws. The Taylor Morrison Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are (i) persons who are “U.S. persons” (as defined in Regulation S) and (a) “qualified institutional buyers” within the meaning of Rule 144A or (b) “accredited investors” (as defined in Regulation D) or (ii) not “U.S. persons” within the meaning of Regulation S and are outside of the United States and who are “non-U.S. qualified offerees” for purposes of applicable securities laws are authorized to receive and review the Offering Memorandum (such holders, “Eligible Holders”). The ability of an Eligible Holder to participate in the Exchange Offers also may be further limited, as set forth under “Eligibility and Transfer Restrictions” in the Offering Memorandum.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 17, 2020, issued by Taylor Morrison Home Corporation.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2020

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary